Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED REVOLVING CREDIT LOAN AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (“Amendment”), dated to be effective as of August 13, 2004, is executed by and among BESTWAY, INC., a Delaware corporation, BESTWAY RENTAL, INC., a Tennessee corporation (collectively, “Borrower”), and COMERICA BANK (“Bank”).

RECITALS:

A. Borrower and Bank have heretofore entered into that certain Second Amended and Restated Revolving Credit Loan Agreement, dated as of October 1, 2003 (the Credit Agreement, as modified from time to time shall hereinafter be referred to as the “Original Agreement”).

B. Bank and Borrower have heretofore modified and amended the Original Agreement pursuant to the terms of that certain First Amendment to Second Amended and Restated Revolving Credit Loan Agreement (“First Amendment”), dated to be effective as of February 25, 2004 (the Original Agreement, as amended by the First Amendment, shall hereinafter be collectively referred to as the “Agreement”).

C. Bank and Borrower now desire to further amend the Agreement to, inter alia, (i) extend the maturity date of the loan; and (ii) modify certain financial covenants in the Agreement applicable to the loan.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I.

Definitions

1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

II.

Amendments

2.1 Amendment to Section 1.1 of the Agreement. Effective as of the date hereof, the following definitions in Section 1.1 of the Agreement are hereby deleted in their entirety and the following are substituted in lieu thereof:

“Interest Coverage Ratio” shall mean as of any time of determination, the ratio of (a) the Borrower’s pre-tax income for the previous twelve month period, plus the

Borrower’s interest expense, plus the Borrower’s non-cost of goods sold depreciation expense, plus the Borrower’s amortization expense, minus the amount of Borrower’s income taxes actually paid for the previous twelve-month period, in each case for the same twelve month period and as computed in accordance with GAAP to (b) the Borrower’s interest expense for the same twelve-month period, computed in accordance with GAAP.

“Revolving Credit Note” means that certain Second Amended and Restated Revolving Credit Note in the form of Exhibit A attached to this Agreement dated as of August 6, 2004, in the original principal amount of $11,500,000.00, executed by the Borrower and payable to the order of Bank, as renewed, extended, increased and/or modified from time to time.

“Termination Date” shall mean May 31, 2007.

2.2 Amendment of Section 6.12, 7.17 and Section 7.18 to the Agreement. Effective as of the date hereof, Section 6.12, Section 7.17 and Section 7.18 are hereby deleted in their entirety and the following is substituted in lieu thereof:

“Section 6.12. Profitability.

(a)	Maintain, as of the end of each fiscal quarter of Borrower, for the previous twelve-month period, Net Income greater than or equal to zero dollars ($0.00); and

(b)	Maintain, as of July 31, 2004, a Net Income greater than or equal to $300,000.00, as tested based upon the Bank’s review of the audited financial statements of Borrower dated July 31, 2004.

“Section 7.17. Capital Expenditures. Permit the aggregate amount of all Capital Expenditures made during any single fiscal year of Borrower to exceed $1,750,000.00.

For purposes hereof, “Capital Expenditure” shall mean any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and (c) any and all acquisition costs related to (a) or (b) above.”

“Section 7.18. Acquisitions. Effectuate or attempt to effectuate an expansion of present business by acquisition in an amount that exceeds $2,000,000.00 during any single fiscal year of Borrower. In connection with any such acquisition, Borrower shall, at least ten (10) days prior to any such acquisition, provide Bank, for Bank’s review, a pro forma Covenant Compliance Certificate.”

III.

Conditions Precedent

The effectiveness of this Amendment is subject to the conditions that Bank shall have received the following documents as of the date hereof, in form and substance satisfactory to Bank:

(a) This Amendment, duly executed by each party hereof, other than Bank;

(b) A duly executed Second Amended and Restated Revolving Credit Note in the principal amount of ELEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($11,500,000.00), in the form attached hereto as Exhibit A;

(c) A ratification of subordination in a form acceptable to the Bank by O’Donnell & Masur, L.P.; and

(d) All other documents Bank may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

IV.

Ratifications and Other Agreements

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of all other documents executed in connection with the Agreement are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Agreement as amended hereby and all other documents executed in connection with the Agreement or this Amendment to which Borrower is a party shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4.2 Representations and Warranties. Borrower hereby represents and warrants to Bank that (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower or any of its properties is bound, (b) neither the articles of incorporation nor the bylaws of Borrower have been amended or revoked since the date of the Agreement and such articles of incorporation and bylaws are in full force and effect, (c) the representations and warranties contained in the Agreement, as amended hereby, and any other documents executed in connection therewith or herewith are true and correct on and as of the date hereof as though made on and as of the date hereof, (d) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (e) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

4.3 Agreement. It is agreed that any covenants in the Agreement which, because of references to dates, could be interpreted as expiring prior to any maturity date of the Note are automatically extended in scope until such time as all indebtedness of Borrower to Bank is paid in full.

V.

Miscellaneous

5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

5.2 Reference to Agreement. Each of the Amendment and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

5.3 Expenses of Bank. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation, the costs and reasonable fees of Bank’s legal counsel, and all costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation, the costs and reasonable fees of Bank’s legal counsel.

5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank, Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

5.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.8 Effect of Waiver. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or any obligated party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.10 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (formerly Chapter 15 of the Texas Credit Code (Vernon’s Texas Civil Statutes), Article 5069-15), as amended or codified are specifically declared by the parties not to be applicable to this Amendment or any of the Loan Documents or the transactions contemplated hereby.

5.11 ENTIRE AGREEMENT. THE AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE AGREEMENT OR THIS AMENDMENT REPRESENT THE FINAL AGREEMENTS AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

5.12. WAIVER OF JURY TRIAL. BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

[The Balance of This Page Intentionally Left Blank]

Executed as of the date first written above.

BORROWER:

BESTWAY, INC.,
a Delaware corporation

By:	/s/ Beth A. Durrett
Chief Financial Officer

BESTWAY RENTAL, INC.,
a Tennessee corporation

By:	/s/ Beth A. Durrett
Chief Financial Officer

BANK:

COMERICA BANK

By:	/s/ Elizabeth Gipson
Corporate Banking Representative – Texas Division

The undersigned hereby (i) consents and agrees to this Amendment and (ii) confirms and agrees that any subordination agreement previously executed by the undersigned for the benefit of Lender is in full force and effect and is the legal, valid and binding obligation of the undersigned and is enforceable in accordance with its terms.

SUBORDINATING PARTY:

O’DONNELL & MASUR, L.P.

By:	O’Donnell & Masur,
A General Partnership

	By:	/s/ James A. O’Donnell
Partner

EXHIBIT A

(SEE ATTACHED)

SECOND AMENDED AND RESTATED

REVOLVING CREDIT NOTE

Dallas, Texas

$11,500,000.00	August 13, 2004

FOR VALUE RECEIVED, BESTWAY, INC., a Delaware corporation, and BESTWAY RENTAL, INC., a Tennessee corporation, (each individually a “Maker” and jointly and severally, the “Makers”), jointly and severally promise to pay to the order of COMERICA BANK (the “Bank”) at 1601 Elm Street, Dallas, Texas 75201, on May 31, 2007 (unless sooner due under the terms of the Loan Agreement, as that term is defined below) the principal sum of Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000.00) or, if less, the aggregate unpaid principal sum shown on the schedule(s) which, at the sole option of the Bank, may be attached hereto and made a part hereof.

The unpaid principal amount of this Note shall bear interest and be payable as provided in that certain Second Amended and Restated Revolving Credit Loan Agreement, dated October 1, 2003, between the Makers and the Bank, as amended by (i) that certain First Amendment to Second Amended and Restated Revolving Credit Loan Agreement, dated as of February 25, 2004, executed by and between the Makers and the Bank; and (ii) that certain Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement, dated of even date herewith, executed by and between the Makers and the Bank (as the same has been and may be further amended, restated, renewed, extended or modified from time to time, the “Loan Agreement”), and this Note is the Revolving Credit Note referred to in the Loan Agreement. Interest shall be payable to the extent accrued on the first day of each calendar month, beginning September 1, 2004, until maturity (whether by acceleration or otherwise) and, from and after such maturity, on demand.

This Note is secured by the Collateral described in the Loan Agreement, which Loan Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof. Reference is hereby made to the Loan Agreement for a statement of its terms and conditions, including those conditions under which this Note may be paid prior to its due date or its due date accelerated. Unless otherwise defined herein, capitalized terms herein shall have the meanings given such terms in the Loan Agreement.

If an Event of Default occurs and is not cured within the time, if any, provided for by the Loan Agreement and is continuing, the Bank may exercise any one or more of the rights (including the right to accelerate this Note and any other Indebtedness under the Loan Agreement), and remedies granted by the Loan Agreement, or given to a secured party under applicable law.

The Bank is hereby granted a security interest in all property of each Maker at any time in the possession of the Bank and in all balances of deposit accounts of each Maker from time to time with the Bank. If an Event of Default occurs and is not cured within the time, if any, provided for by the Loan Agreement, then the Bank, upon the occurrence and continuance of any such Event of Default, or after the expiration of any time provided for cure, may at its option and without prior notice to the Makers declare the principal of and interest on this Note to be immediately due and payable and may set off against the principal of and interest on this Note (i) any amount owing by the Bank to either Maker, (ii) any property of either Maker in the possession of the Bank, and (iii) any amount in any deposit account of either Maker with the Bank.

No agreements, conditions, provisions or stipulations contained in this Note or in any other agreement between the Makers and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between the Makers and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the “Maximum Legal Rate”) and in no event shall the Makers be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Makers to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the “Excess”), the Makers acknowledge and stipulate that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Makers, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the prime commercial interest rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Note, the Makers covenant that (a) the credit or return of any Excess shall constitute the acceptance by the Makers of such Excess, and (b) the Makers shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Makers’ obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note. If at any time the rate of interest payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate (as defined in the Loan Agreement) shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Note equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate (as defined in the Loan Agreement).

Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the applicable weekly ceiling from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

The provisions of this Note governing interest shall be deemed to be incorporated into every document or communication relating to the obligations which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Makers (or any other obligor in respect of the obligations), whether or not any provisions of this Note is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Makers or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Note.

If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

The provisions of Chapter 346 of the Texas Finance Code, as amended, are specifically declared by the parties hereto not to be applicable to this Note or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

The Makers and all guarantors and endorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the Makers or release or nonenforcement of any security, whether with or without notice, shall affect the obligations of any guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses (including, but not limited to, reasonable attorney fees) incurred in collecting or attempting to collect any and all principal of and interest on this Note.

This Note is given in renewal and extension (but not as a novation) of that certain First Amended and Restated Revolving Credit Note dated to be effective as of February 25, 2004, in the original principal amount of $11,500,000.00, executed by Makers and payable to the order of the Bank, and this Note is entitled to all benefits of all Collateral securing such prior note.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

IN WITNESS WHEREOF, the Makers have executed this Note as of the 13th day of August, 2004.

BESTWAY, INC.,
a Delaware corporation

By:
Beth A. Durrett
Chief Financial Officer

BESTWAY RENTAL, INC.,
a Tennessee Corporation

By:
Beth A. Durrett
Chief Financial Officer